Exhibit 99.1

PRESS RELEASE

IPC HOLDINGS’ BOARD OF DIRECTORS UNANIMOUSLY REAFFIRMS

RECOMMENDATION TO COMBINE WITH MAX CAPITAL

Board Says Validus Offer Does Not Constitute A Superior Proposal

HAMILTON, Bermuda – April 7, 2009 – IPC Holdings, Ltd. (NASDAQ: IPCR) today announced that its board of directors has unanimously reaffirmed its recommendation that IPC shareholders vote to approve the definitive amalgamation agreement between IPC and Max Capital Group Ltd. (NASDAQ: MXGL; BSX: MXGL BH). IPC’s board also determined that the proposal from Validus Holdings Ltd. (NYSE: VR) does not constitute a Superior Proposal as defined in the Agreement and Plan of Amalgamation with Max dated March 1, 2009. The unanimous decision by the IPC board comes after careful consultation with management and financial and legal advisors. The board has delivered a letter to Validus informing it of the board’s decision.

In reaffirming its recommendation to shareholders, the IPC board noted that a combination with Max provides clear strategic and financial benefits to all IPC shareholders.

Kenneth L. Hammond, Chairman of IPC’s board of directors, said, “The IPC board continues to believe that the combination with Max will create a stronger and more diversified underwriting franchise with less correlated risk. Our newly combined entity will have the scale and flexibility to better manage capital and take advantage of attractive opportunities in the property-casualty marketplace, as and when they arise. In addition, our transaction with Max has more certainty and a clearer path to close, and we expect it to close more quickly than any Validus transaction. We are confident this combination is in the best interests of IPC, and we recommend shareholders vote in favor of this transaction at the upcoming shareholder meeting.”

As IPC explained in its letter to Validus:

•	The Validus offer fails to meet IPC’s diversification goals;

•	The Max transaction has significant value creation potential and upside for IPC shareholders; and

•	The Validus Amalgamation Proposal is less certain, is riskier for IPC’s shareholders and would take longer to close.

J.P. Morgan Securities Inc. is serving as financial advisor to IPC, and Sullivan & Cromwell LLP and Mello Jones and Martin are serving as legal advisors.

A full copy of the letter to Validus appears below:

April 7, 2009

Edward J. Noonan

Chairman & Chief Executive Officer

Validus Holdings Ltd.

19 Par-La-Ville Road

Hamilton, HM 11

Bermuda

Dear Mr. Noonan:

I am writing to respond to your letter of March 31, 2009, submitting an offer pursuant to which Validus would combine with IPC.

IPC’s board of directors, after careful consultation with management and our financial and legal advisors, has unanimously concluded that the Validus proposal does not constitute a Superior Proposal as defined in the Agreement and Plan of Amalgamation with Max Capital Group Ltd. dated March 1, 2009. Furthermore, IPC’s board of directors has unanimously reaffirmed its recommendation that IPC shareholders vote in favor of the transaction with Max.

In reaching its decision, IPC’s board of directors considered several factors, including the following:

•

The Validus Offer Fails to Meet IPC’s Diversification Goals – During 2008, IPC’s board of directors concluded that it would be in IPC’s best interest to diversify beyond its monoline property catastrophe business model in order to reduce the volatility inherent in focusing on catastrophe reinsurance and to spread our risk base across less correlated risks. A key factor in our decision to choose Max over other options is our belief that Max’s diversified operations offer the best path to achieve this goal. The decision was the result of a robust and thorough review of strategic alternatives. A transaction with Validus would not accomplish that strategic objective given Validus’s substantial correlated catastrophe exposure.

•

The Max Transaction Has Significant Value Creation Potential and Upside for IPC Shareholders – The combination with Max has the potential to create significant value for IPC shareholders, as detailed in the filed S-4 registration statement dated March 27, 2009. It also provides greater book value per share to

IPC shareholders. Furthermore, Max’s balance sheet has significantly lower goodwill and intangibles, resulting in an even greater tangible book value per share to IPC’s shareholders. We are concerned that Validus’s proposal enables Validus to raise capital at a discount to book value at the expense of IPC shareholders, on the other hand, the combination with Max allows deployment of capital under a combined business plan that benefits IPC’s shareholders. Max’s diversified book, when combined with IPC’s, has the potential to reduce earnings volatility. Earnings volatility affects share price volatility, ratings and other important financial measures. A combination with Max carries less risk, as this combination is less exposed to catastrophe events and other risk concentrations. On the other hand, Validus’s earnings and share price are more affected by catastrophe losses. At the time of the Validus offer, its share price was near the high end of its 52-week trading range, resulting in an exchange ratio that poses potential downside risk to IPC shareholders. In contrast, we entered into the transaction with Max at an exchange ratio determined at a time that Max was trading at 53% of its 52-week high.

•

The Validus Amalgamation Proposal Is Less Certain, Is Riskier for IPC’s Shareholders and Would Take Longer to Close – We currently expect to be able to complete the transaction with Max in June, with all regulatory approvals obtained. In contrast, in our view, any transaction with Validus likely could not be completed before September, right in the middle of the wind season. Our transaction with Max would have to be rejected by IPC shareholders before IPC would be able to conduct due diligence on and negotiate with Validus. There is no assurance IPC would, at that time, choose to enter into a transaction with Validus. Even if IPC were to proceed with Validus at that time, Validus and IPC would both need to obtain consents under their credit facilities before the deal could close, whereas no such additional consents would be necessary to close the IPC/Max transaction. Validus and IPC would also need to achieve satisfactory indications from the ratings agencies regarding the ratings outcomes of such a combination.

Given these considerations and others, the board of directors unanimously determined that the Validus proposal does not constitute a Superior Proposal as defined in our amalgamation agreement with Max. IPC remains committed to completing our transaction with Max, which we believe will create a diversified and balanced platform for growth that should drive stronger performance and value for shareholders for many years.

Sincerely,
Kenneth L. Hammond
Chairman of the Board of Directors
On Behalf of the IPC Holdings Board of Directors

About IPC Holdings, Ltd.

IPC Holdings, Ltd., through its wholly-owned subsidiary IPCRe Limited, provides property catastrophe reinsurance and, to a limited extent, aviation, property-per-risk excess and other short-tail reinsurance on a worldwide basis.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING INFORMATION

This press release includes statements about future economic performance, finances, expectations, plans and prospects of both IPC Holdings, Ltd. (“IPC”) and Max Capital Group Ltd. (“Max”) that constitute forward-looking statements for purposes of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are subject to certain risks and uncertainties, including the risks described in the preliminary joint proxy statement/prospectus of IPC and Max that has been filed with the Securities and Exchange Commission (“SEC”) under “Risk Factors,” many of which are difficult to predict and generally beyond the control of IPC and Max, that could cause actual results to differ materially from those expressed in or suggested by such statements. For further information regarding cautionary statements and factors affecting future results, please also refer to the most recent Annual Report on Form 10-K, Quarterly Reports on Form 10-Q filed subsequent to the Annual Report and other documents filed by each of IPC or Max, as the case may be, with the SEC. Neither IPC nor Max undertakes any obligation to update or revise publicly any forward-looking statement whether as a result of new information, future developments or otherwise.

This press release contains certain forward-looking statements within the meaning of the U.S. federal securities laws. Statements that are not historical facts, including statements about our beliefs, plans or expectations, are forward-looking statements. These statements are based on our current plans, estimates and expectations. Some forward-looking statements may be identified by our use of terms such as “believes,” “anticipates,” “intends,” “expects” and similar statements of a future or forward looking nature. In light of the inherent risks and uncertainties in all forward-looking statements, the inclusion of such statements in this press release should not be considered as a representation by us or any other person that our objectives or plans will be achieved. A non-exclusive list of important factors that could cause actual results to differ materially from those in such forward-looking statements includes the following: (a) the occurrence of natural or man-made catastrophic events with a frequency or severity exceeding our expectations; (b) the adequacy of our loss reserves and the need to adjust such reserves as claims develop over time; (c) any lowering or loss of financial ratings of any wholly-owned operating subsidiary; (d) the effect of competition on market trends and pricing; (e) changes in general economic conditions, including changes in interest rates and/or equity values in the United States of America and elsewhere and continued instability in global credit markets; and (f) other factors set forth in the preliminary joint proxy statement/prospectus of IPC and Max, the most recent reports on Form 10-K, Form 10-Q and other documents of IPC or Max, as the case may be, on file with the SEC. Risks and uncertainties relating to the proposed transaction include the risks that: the parties will not obtain the requisite shareholder or regulatory approvals for the transaction; the anticipated benefits of the transaction will not be realized; and/or the proposed transactions will not be consummated. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date on which they are made. We do not intend, and are under no obligation, to update any forward looking statement contained in this press release.

ADDITIONAL INFORMATION ABOUT THE PROPOSED BUSINESS COMBINATION AND WHERE TO FIND IT:

This press release relates to a proposed business combination between IPC and Max. On March 27, 2009, IPC filed with the SEC a registration statement on Form S-4, which included a preliminary joint proxy statement/prospectus. This press release is not a substitute for the preliminary joint proxy statement/prospectus that IPC has filed with the SEC or any other document that IPC or Max may file with the SEC or send to their respective shareholders in connection with the proposed transaction. INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE PRELIMINARY JOINT PROXY STATEMENT/PROSPECTUS AND ALL OTHER RELEVANT DOCUMENTS FILED OR THAT WILL BE FILED WITH THE SEC, INCLUDING THE DEFINITIVE JOINT PROXY STATEMENT/PROSPECTUS THAT WILL BE PART OF THE DEFINITIVE REGISTRATION STATEMENT ON FORM S-4, AS THEY BECOME AVAILABLE BECAUSE THEY CONTAIN OR WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED BUSINESS COMBINATION. All such documents, if filed, would be available free of charge at the SEC’s website (www.sec.gov) or by directing a request to IPC, at Jim Bryce, President and Chief Executive Officer, or John Weale, Executive Vice President and Chief Financial Officer, at 441-298-5100, in the case of IPC’s filings, or Max, at Joe Roberts, Chief Financial Officer, or Susan Spivak Bernstein, Senior Vice President, Investor Relations at 441-295-8800, in the case of Max’s filings.

PARTICIPANTS IN THE SOLICITATION:

IPC and Max and their directors, executive officers and other employees may be deemed to be participants in any solicitation of IPC and Max shareholders, respectively, in connection with the proposed business combination.

Information about IPC’s directors and executive officers is available in the preliminary joint proxy statement/prospectus filed with the SEC on March 27, 2009, relating to IPC’s 2009 annual meeting of shareholders; information about Max’s directors and executive officers is available in the amendment to its annual report on Form-10K, filed with the SEC on April 1, 2009.

CONTACTS:

Media:
The Abernathy MacGregor Group, Inc.
Chuck Burgess or Mike Pascale,
Phone: 1-212-371-5999

or

Investors:
Innisfree M&A Inc.
Arthur Crozier,
Phone: 1-212-750-5833